SCHEDULE 14A
                               (RULE 14a-101)

                          SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )

Filed by the Registrant {X}

Filed by a Party other than the Registrant {_}

Check the appropriate box:

{_}   Preliminary Proxy Statement
      {_} Confidential, For Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
{_}   Definitive Proxy Statement
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{X}   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              AMP INCORPORATED
                        ----------------------------
              (Name of Registrant as specified in its charter)

                        ----------------------------
   (Name of person(s) filing proxy statement, if other than Registrant)


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      0-11.

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Management's Financial Plan*
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     Dollars in Millions, Except per Share Data
     ------------------------------------------------------------------------
                                                      '98 - '99
                            1998E         1999E         Change          2000E
     ------------------------------------------------------------------------
     Revenues              $5,615        $5,727          $112          $6,128
     Cost/Expenses         $5,072        $4,954         $(118)**       $1,011
     Operating Income        $543          $773          $230          $1,011
       Margin%                9.7%         13.5%                        16.5%
     Net Income              $340          $505                          $660
       EPS                  $1.55         $2.30                         $3.00
     Revenue Growth                        2.0%                          7.0%
     EPS Growth                           48.4%                         30.4%

                                                                [AMP LOGO]

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*     Based on completed status to date of the Profit Improvement actions.
      Management anticipates that it is likely that the 1999 and 2000 estimates will be revised upward in the near term based on new initiatives and refined estimates of actions currently in progress.

** Profit Improvement Plan delivers at least $205 million of hard cost savings in 1999.